EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I Peter J. Zugschwert, President and Chief Executive Officer of Health Outcomes Management, Inc. (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-QSB for the period ending August 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) as applicable of the Securities and Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

       /s/ Peter J. Zugschwert
Peter J. Zugschwert
President and Chief Executive Officer
September 30, 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I B. Marie Cooper, Principal Accounting Officer of Health Outcomes Management, Inc. (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-QSB for the period ending August 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) as applicable of the Securities and Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

       /s/ B. Marie Cooper
B. Marie Cooper
Principal Accounting Officer
September 30, 2002